State of Delaware

                        Office of the Secretary of State      Page 1
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "PULP OF AMERICA LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.


                                     [SEAL]

            GREAT SEAL OF THE STATE OF DELAWARE o 1793 o 1847 o 1907






                             [SEAL]
                       SECRETARY'S OFFICE          /s/ Edward J. Freel
                       1793 DELAWARE 1855    -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:
                                                             9676846
3027223  8100

                            CERTIFICATE OF FORMATION

                                       OF

                               PULP OF AMERICA LLC
                           A LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company is:

                               PULP OF AMERICA LLC

SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: (Use this paragraph only if the company is to have specific date of dissolution: "The latest date on which the limited liability company is to
dissolve is:             ".)

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this eighth day of April, A.D. 1999.


/s/ Kerry Starr
- -----------------------------
Authorized Person
Kerry Starr

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/08/1999
                                                         991137822 -- 3027223